    As filed with the Securities and Exchange Commission on November 2, 1995
                                                       Registration No. 33-62049
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                             ______________________
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ______________________

                                   RADIUS INC.
                (Name of Registrant as specified in its charter)

               CALIFORNIA                              68-0101300
     (State or other jurisdiction of                (I.R.S. employer
     incorporation or organization)               identification no.)
                             ______________________

                             215 Moffett Park Drive
                          Sunnyvale, California  94089
                                 (408) 541-6100
                          (Address and telephone number
                  of  Registrant's principal executive offices)
                              ____________________

                                  David G. Pine
                                 General Counsel
                                   Radius Inc.
                             215 Moffett Park Drive
                          Sunnyvale, California  94089
                                 (408) 541-6100
           (Name, address, and telephone number  of agent for service)
                              ____________________

                                   Copies to:

                               Edwin N. Lowe, Esq.
                              Cheryl D. Davey, Esq.
                                 Fenwick & West
                         Two Palo Alto Square, Suite 800
                          Palo Alto, California  94306
                              ____________________

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

     The offering contemplated by this Registration Statement terminated on October 23, 1995. Pursuant to the undertakings contained in Item 17 of the Registration Statement, the Registrant files this post-effective amendment to deregister such number of shares originally registered by the Registration Statement as remained unsold as of the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 1st day of November, 1995.

                                        RADIUS INC.


                                        By:     /s/ David G. Pine
                                             ----------------------------
                                              David G. Pine
                                              General Counsel

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                          TITLE                         DATE

PRINCIPAL EXECUTIVE OFFICER:

Charles W. Berger*            President, Chief Executive    November 1, 1995
                              Officer and Chairman of the
                              Board of Directors

PRINCIPAL FINANCIAL OFFICER:

/s/ Dennis Dunnigan           Chief Financial Officer       November 1, 1995
----------------------------
Dennis Dunnigan


PRINCIPAL ACCOUNTING OFFICER:

Cherrie L. Jurado*            Controller                    November 1, 1995


ADDITIONAL DIRECTORS:

Michael D. Boich*             Director                      November 1, 1995

Michael A. McConnell*         Director                      November 1, 1995

Regis McKenna*                Director                      November 1, 1995

David B. Pratt*               Director                      November 1, 1995

*By:  /s/ David G. Pine
    ------------------------
    David G. Pine
    Attorney-in-Fact